
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         SEP-30-1997
<CASH>                                               374,821
<SECURITIES>                                         403,848
<RECEIVABLES>                                        128,145<F1>
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               17,253,110
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       41,713,115<F2>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           25,150,881
<TOTAL-LIABILITY-AND-EQUITY>                         41,713,115<F3>
<SALES>                                              000
<TOTAL-REVENUES>                                     1,430,412<F4>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,954,284<F5>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   464,701
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      78,166
<CHANGES>                                            000
<NET-INCOME>                                         (2,196,930)<F6>
<EPS-PRIMARY>                                        (21.75)
<EPS-DILUTED>                                        000

<F1> Included  in  receivables:    Accounts  receivable  $120,860  and  Interest
receivable $7,285.
<F2>Included in total assets: Prepaid expenses $47,071, Tenant security deposits
$76,084, Other assets $299,217, Investments in Local Limited Partnerships $22,351,139, Replacement reserves $219,946, Deferred acquisition fees escrow $337,500 and Deferred expenses, net $222,234.
<F3>Included in Total Liabilities and  Equity:  Accounts  payable  to affiliates
$1,380,973, Accounts payable and accrued expenses $842,213, Interest payable $424,995, Notes payable, affiliate $514,968, Security deposits payable $84,484, Due to affiliate $323,046, Deferred acquisition fees payable $337,500, General Partner advances $200,000, Mortgage notes payable $11,404,111 and Minority interest in Local Limited Partnerships $1,049,944.
<F4>Total revenue includes:  Rental  $1,249,763,   Investment $21,275 and  Other
$159,374.
<F5>Included  in Other  Expenses:  Asset  management  fees $218,190, General and
Administrative $241,634, Bad debt $64,167, Property management fees $88,190, Rental operations, exclusive of depreciation $854,409, Depreciation $395,097 and Amortization $92,597.
<F6>Net  loss  reflects: equity  in  losses of  Local Limited  Partnerships   of
$1,291,958, loss on liquidation of interests in Local Limited Partnerships of $(5,416), extraordinary gain on cancellation of indebtedness of $78,166 and minority interest in losses of Local Limited Partnerships $10,851.

